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Exhibit 23.1

[STEGMAN & COMPANY LETTERHEAD]

CONSENT OF INDEPENDENT AUDITORS

Audit Committee of the Board of Directors and Stockholders
First Mariner Bancorp
Baltimore, Maryland

        We consent to the incorporation by references in the Registration Statements (Nos. 333-60961, 333-60963, 333-60967 and 333-107669) on Form S-8 (No. 333-107670) on Form S-3 and (No. 333-67854) on Form S-2 of First Mariner Bancorp (the "Company") of our report dated February 14, 2004, relating to the consolidated statements of financial condition of the Company as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of the Company.

                        /s/ STEGMAN & COMPANY

Baltimore, Maryland
March 26, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS